Exhibit 16.1



                                    May 31, 1994






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Sirs:

We have read the statements made by Hughes Supply, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of May 1994. We agree with the statements concerning our Firm in such Form 8-K.


                                    Sincerely,


                                    /s/ Coopers & Lybrand


                                    COOPERS & LYBRAND